UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant To Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 23, 2007 (May 22, 2007)
Education Realty Trust, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-32417	201352180
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

530 Oak Court Drive, Suite 300
Memphis, Tennessee	38117
(Address of Principal Executive Offices)	(Zip Code)
901-259-2500

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)	As previously reported in the Company’s proxy statement for its 2007 Annual Meeting, Randall L. Churchey did not stand for re-election and resigned from the Company’s Board of Directors effective as of the date of the 2007 Annual Meeting of Shareholders, May 22, 2007. Mr. Churchey’s resignation did not relate to any disagreement with the Company.

(e)	Along with other employees of the Company, Executive Officers William H. Harris and Thomas Trubiana are eligible to receive bonus compensation under the Student Housing Development Bonus Program. The plan was designed to provide a meaningful financial incentive to the participants in the plan to encourage the successful development of student housing projects on time, within budget, and resulting in the actual receipt of substantial development fees. Under the plan, 5% of the cash collected for development fees and construction management fees during the year for student housing projects that qualify under the plan are allocated to those employees who work on each individual project. Bonuses are earned as the development fees are received by the Company and are paid to participants following the end of the calendar quarter in which the fees are received.

The foregoing description of the plan is not complete and is qualified in its entirety by reference to the full and complete terms of the Student Housing Development Bonus Program which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits: The following exhibit is being furnished herewith to this Current Report on Form 8-K.

10.1* Allen & O'Hara Development Company, LLC Student Housing Development Bonus Program

* Management Contract or Compensatory Plan

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

EDUCATION REALTY TRUST, INC.
Date: May 23, 2007	By:	/s/ Paul O. Bower
Paul O. Bower
Chairman, Chief Executive Officer and President

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Allen & O’Hara Development Company, LLC Student Housing Development Bonus Program dated July 21, 2005